CareView Communications, Inc. 8-K
Exhibit 10.115

THIRD AMENDMENT TO
NOTE AND WARRANT PURCHASE AGREEMENT

This THIRD AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT, dated as of August 20, 2013 (this “Amendment”), is made by and among CAREVIEW COMMUNICATIONS, INC., a Nevada corporation (the “Company”), and the investors identified on the signature pages hereto (together with their respective successors and permitted assigns, the “Investors”).

WITNESSETH:

WHEREAS, the Company and the Investors are parties to that certain Note and Warrant Purchase Agreement, dated as of April 21, 2011 (as amended from time to time, including without limitation pursuant to a Note and Warrant Amendment Agreement dated as of December 30, 2011 and pursuant to a Second Amendment to Note and Warrant Purchase Agreement dated as of January 31, 2012, the “Purchase Agreement”); and

WHEREAS, the parties hereto desire to, subject to the terms and conditions contained herein, amend the Purchase Agreement as set forth herein; and

WHEREAS, concurrently with this Amendment, the Company, CareView Communications, Inc., a Texas corporation (“CareView Texas”), CareView Operations, L.L.C., a Texas limited liability company (“CV Operations” and, collectively with the Company and CareView Texas, the “Borrowers”), Comerica Bank (“Comerica”) and Bridge Bank, National Association (“Bridge Bank” and, together with Comerica, the “Lenders”) are executing that certain Third Amendment to Loan and Security Agreement (the “Loan Amendment”) in order to amend certain provisions of that certain Loan and Security Agreement dated as of August 31, 2011 (as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of January 15, 2013) between and among the Borrowers and the Lenders (the “Loan Agreement”).

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and covenants contained herein and in the Purchase Agreement, which represent integral components of the transactions contemplated hereby and thereby and shall be fully enforceable by the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors mutually agree as follows:

1.   Definitions.  Capitalized terms used in this Amendment but not defined in this Amendment shall have the meanings ascribed to them in the Purchase Agreement.

2.   Amendments to Purchase Agreement.  Section 5.3 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“5.3           Minimum Cash Balance.  The Company shall at all times maintain a combined cash balance with Comerica and Bridge Bank, or any successor Lenders under the Loan Agreement or lenders under the Company’s primary credit facility from time to time (collectively, the “Deposit Banks”), of not less than the Minimum Cash Amount; provided, that in the event the Company’s cash balance falls below the Minimum Cash Amount, the Company shall have thirty (30) days to cure the resulting default and deposit sufficient funds to restore the requisite minimum cash balance (it being understood, for the avoidance of doubt, that so long as any Notes are outstanding, such thirty day period shall run concurrently and not consecutively with any similar cure period afforded under the Notes, and shall not extend any period under the Notes for purposes of determining whether an Event of Default, as defined in the Notes, has occurred). For purposes of this Section 5.3, (a) the “Minimum Cash Amount” shall mean (i) Five Million Dollars ($5,000,000) at all times other than during the Reduced Minimum Cash Period, and (ii) Four Million Dollars ($4,000,000) during the Reduced Minimum Cash Period, provided that the Company gives the Investors prompt notice (and in any event within two Business Days, as such term is defined in the Notes) of the occurrence of the Reduced Minimum Cash Period Start Date, as defined below; and (b) the “Reduced Minimum Cash Period” means the period from the date that the Company’s combined cash balance with the Deposit Banks is less than Five Million Dollars ($5,000,000) (the “Reduced Minimum Cash Period Start Date”) through the earlier of (i) one hundred twenty (120) days after the Reduced Minimum Cash Period Start Date or (ii) the date (x) the Company’s combined cash balance with the Deposit Banks is equal to or greater than Five Million Dollars ($5,000,000) and (y) Investors receive notice from the Company of the Company’s termination of such Reduced Minimum Cash Period; provided, however, that such Reduced Minimum Cash Period shall not apply more than once during the term of this Agreement.”

3.   No Further Amendments.  Except as amended by this Amendment, the Purchase Agreement shall remain in full force and effect in accordance with its terms.

4.   Conditions.  The effectiveness of this Amendment is subject to (a) the execution and delivery of this Amendment by the Company and the Investors and the acknowledgement thereof by CareView Texas and CV Operations as indicated on the signature pages hereto, and (b) the execution and delivery of the Loan Amendment by the Borrowers and Lenders thereunder.

5.   Company’s Representations and Warranties.  The Company represents and warrants to the Investors as follows:

a.   the Company is a Nevada corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

b.   the Company has the power and authority to execute, deliver and perform its obligations under this Amendment;

c.   the execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate action and does not and will not require any registration with, consent or approval of, notice to or action by, any Person; and

d.   no Event of Default (as defined in the Notes) shall exist as a result of the consummation of the transactions contemplated by this Amendment or the Loan Amendment.

6.   Miscellaneous.

a.   Ratification and Confirmation.  The Company acknowledges, agrees and confirms that: (x) the Purchase Agreement and each of the other Transaction Documents, as amended and otherwise modified by the amendments and other modifications specifically provided herein, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed; and (y) without limiting the generality of the foregoing clause (x), (i) all obligations, liabilities and Indebtedness of the Company under the Transaction Documents, as amended hereby, constitute “Obligations” (as defined in the Security Agreement) secured by and entitled to the benefits of the security set forth in the Security Agreement and the IP Security Agreement, and the liens and security interests granted in favor of the Investors under the terms of the Security Agreement and the IP Security Agreement are perfected, effective, enforceable and valid and such liens and security interests are, in each case, a first priority lien and security interest (except to the extent otherwise expressly permitted by the Transaction Documents) and such liens and security interests are hereby in all respects ratified and confirmed, and (ii) the shares of Common Stock issuable upon conversion of the Supplemental Closing Notes shall constitute “Registrable Securities” under the Registration Rights Agreement.

b.   Expenses.  The Company will pay and bear full responsibility for the reasonable legal fees and other out-of-pocket costs and expenses of the Investors attributable to the negotiation and consummation of this Amendment.

c.   Survival.  The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto, the execution and delivery of this Amendment and the closing of the transactions contemplated hereby.

d.   Governing Law.  All questions concerning the construction, interpretation and validity of this Amendment shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Amendment, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

e.   Construction.  The Company and the Investors acknowledge that the Company and its independent counsel and the Investors and their independent counsel have jointly reviewed and drafted this document, and agree that any rule of construction and interpretation to the effect that drafting ambiguities are to be resolved against the drafting party shall not be employed.

f.   Counterparts; Facsimile and Electronic Signatures.  This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.  Counterpart signatures to this Amendment delivered by facsimile or other electronic transmission shall be acceptable and binding.

g.   Headings.  The section and paragraph headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Third Amendment to Note and Warrant Purchase Agreement as of the date first written above.

COMPANY:

CareView Communications, Inc., a Nevada corporation

By:	/s/ Samuel A. Greco
Name: Samuel A. Greco
Title:CEO

INVESTORS:
HealthCor Partners Fund, L.P.
By: HealthCor Partners Management L.P., as Manager
By: HealthCor Partners Management, G.P., LLC, as General Partner

By:	/s/ Jeffrey C. Lightcap
Name:	Jeffrey C. Lightcap
Title:	Senior Managing Director

Address:	HealthCor Partners
Carnegie Hall Towers
152 West 57th Street
New York, NY 10019

HealthCor Hybrid Offshore Master Fund, L.P.
By: HealthCor Hybrid Offshore G.P., LLC, as General Partner

By:	/s/ Steven J. Musumeci
Name:	Steven J. Musumeci
Title:	Chief Operating Officer

Address:	HealthCor Partners
Carnegie Hall Towers
152 West 57th Street
New York, NY 10019

ACKNOWLEDGED AND AGREED:

CareView Communications, Inc., A Texas corporation

By:	/s/ Samuel A. Greco
Name:	Samuel A. Greco
Title:	CEO

CareView Operations, LLC

By:	/s/ Samuel A. Greco
Name:	Samuel A. Greco
Title:	CEO